SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2003

HearMe

(Exact name of registrant as specified in its charter)

000-25399 (Commission File Number)

Delaware	94-3217317
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

c/o Burr, Pilger & Mayer LLP 600 California Street, Suite 1300 San Francisco, California 94108 (Address of principal executive offices, with zip code)

(415) 677-4524 (Registrant’s telephone number, including area code)

Item 5.                    Other Events.

Outstanding Promissory Notes and Related Litigation.  On October 29, 2002, HearMe (the “Company”) filed complaints in the Superior Court of California in the County of Santa Clara against seven individuals (including certain former officers and directors of the Company) (the “Debtors”), seeking payment of an aggregate of $1,243,795.77 in outstanding principal and interest under promissory notes held by the Company from the Debtors (the “Notes”), as well as certain additional interest payments and reimbursement of costs and expenses of collection, including attorneys’ fees.    The Notes are all past due, and the Debtors are in default thereunder.  The Notes were executed and delivered by the Debtors as of various dates ranging from January 1998 to April 1999 as consideration for the purchase from the Company of shares of the Company’s common stock (the “Shares”).  On February 6, 2003, the Company was served with answers to its complaint from five of these defendants, each of whom also filed a cross-complaint against HearMe.  The Company was served with an answer and cross-complaint from a sixth defendant on February 24, 2003.  In the cross-complaints, the defendants assert various causes of action, including breach of contract, securities fraud, illegal sale of securities, intentional misrepresentation and negligent misrepresentation, among others, and allege, among other things, that (i) such defendants were coerced by the Company into buying the Shares, (ii) such defendants were informed by the Company that the Notes would be forgiven if the Company did not succeed, (iii) the Shares were sold without registration or qualification under federal and state securities laws, or a valid exemption therefrom, and (iv) such defendants were coerced by the Company into not selling the Shares.  Each of these defendants asserts approximate damages in excess of $216,000, plus costs and punitive damages, as well as rescission of the purchase of the Shares.  The Company anticipates that the remaining Debtor will file a similar answer and cross-complaint.  Although the Company believes that its claims are valid and that the counterclaims of the Debtors are wholly without merit, the outcome of litigation is inherently uncertain.  In addition, even if the Company is successful in obtaining judgments against the Debtors, there can be no assurance that such judgments will be collectible.

The Company also has other outstanding promissory notes due and payable from other former employees, which promissory notes also related to the purchase of shares of the Company’s common stock, consisting of an aggregate of approximately $107,000 in principal and accrued interest as of December 31, 2002.  The Company continues to pursue the collection of the amounts outstanding under these notes and to evaluate its alternatives in this regard.

Trading of Common Stock.  On August 14, 2001, the Company’s common stock was delisted from the Nasdaq National Market due to its low trading per share, which may materially impair the ability of stockholders to buy and sell shares.  On November 26, 2001, the Company filed its Certificate of Dissolution with the Secretary of State of the State of Delaware and closed its stock transfer books and discontinued recording transfers of its common stock.  Accordingly, certificates representing shares of common stock of the Company are not transferable except by will, intestate succession or operation of law.  For any other trades subsequent to November 26, 2001, the seller and purchaser of the stock will need to negotiate and rely on “due bill” contractual obligations between themselves with respect to the allocation of proceeds, if any, resulting from ownership of the shares.  To the Company’s knowledge, over-the-counter trading of the Company’s shares on a due bill basis is currently quoted by Pink Sheets LLC under the symbol “HEARZ.PK.”

Liquidating Distributions.  The Board of Directors has not established a firm timetable for future distributions to stockholders, if any, although the Company does not currently expect to make more than a single liquidating distribution at or near the end of the three-year wind-down period mandated under Delaware law, which terminates in November 2004. The Board of Directors is, however, currently unable to predict the precise nature, amount or timing of any potential future distributions in connection with the Company’s wind down. The actual nature, amount and timing of any distributions will be determined by the Board of Directors, in its sole discretion. An initial cash distribution of $0.18 per share totaling approximately $5,113,000 was made to stockholders of record as of the final record date on or about March 12, 2002. The proportionate interests of all of the stockholders of the Company have been fixed on the basis of their respective stock holdings at the close of business on the final record date, November 26, 2001, and after such date, any distributions made by the Company shall be made solely to stockholders of record on the close of business on the final record date, except to reflect permitted transfers.  The number of outstanding shares of the Company’s common stock outstanding on November 26, 2001, the date on which the Company closed its stock transfer books and discontinued recording transfers, was 28,402,908.

As of December 31, 2002, the Company’s material assets consisted of approximately $2,136,000 in cash and cash equivalents.  The Company had previously written-down the employee notes receivable to $60,000.  Although these notes have a face value in excess of $1,350,000 (including accrued interest) and the Company is aggressively pursuing collection of these notes, the outcome of these collection efforts is uncertain.  See “Outstanding Promissory Notes and Related Litigation,” above.  The Company’s estimated future cost of liquidation, consisting of the reserves established by the Company for costs to be incurred and potential claims, liabilities and contingencies during the liquidation period, at March 31, 2002 was $2,234,000.  The estimated future cost of liquidation as at December 31, 2002 was approximately $1,418,000 as detailed below (dollars in thousands):

Estimated Future Liquidation Expenses	March 31, 2002	Adjustments	Cash Paid	December 31, 2002

Contract settlement (1)	$795	$—	$—	$795
Insurance	360	(360)		—
Legal (2)	596	(204)	(92)	300
Employee related expenses	8	(7)	(1)	—
Management fee (3)	464	—	(141)	323
Other expenses

	11	6	(17)	—
	$2,234	$(565)	$(251)	$1,418

(1)          Contract settlement reserves are comprised of anticipated costs to be incurred with the settlement of the Company’s New York lease, as well as reserves in connection with expenses and liabilities, including potential withholding federal and state tax withholding obligations relating to collection of the employee notes receivable.

(2)          Reserves for legal expenses estimates are comprised of $100,000 for general legal fees and $200,000 for potential litigation expenses, including litigation relating to licensing or insurance issues.

(3)          The fees are estimated to be incurred in conjunction with accounting services and retention of a storage facility.

New York Lease. On November 19, 2001, the Company was served with a complaint filed by Michael Ring and Frank Ring against the Company and GameSpy Industries, Inc. (“GameSpy”) in the New York Supreme Court (the trial court), County of New York, alleging breach of a written lease relating to a facility in New York, New York which had been assigned to GameSpy, and seeking damages of approximately $197,000 plus attorneys’ fees. In December 2001, the Company removed this matter to Federal District Court in New York and denied the allegations in the Company’s Answer and Counterclaim. The Company has conducted an investigation into this matter and believes that the Company has meritorious defenses to this claim.   A number of depositions have been taken, and the Company is evaluating its position. Although the Company intends to vigorously defend this claim, the Company does not believe its ultimate resolution will have a materially adverse effect on the Company’s financial condition and funds potentially available for distribution in dissolution.

Public Reporting.  On July 9, 2002, HearMe announced its intention to cease filing periodic reports with the Securities and Exchange Commission (the “Commission”) under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.  HearMe does not intend to file quarterly reports on Form 10-Q or annual reports on Form 10-K with the Commission, but will continue to disclose material events by filing current reports on Form 8-K with the Commission.  For more information, see the Company’s current report on Form 8-K, as filed with the Commission on July 12, 2002.

Preference Action.  In December 2002, the Company was served with an action claiming that a $35,000 payment received by the Company from a former customer constituted a preferential payment prior to the customer’s bankruptcy filing.  The Company settled this claim by payment of the amount of $20,000.  The Company continues to be subject to possible claims by third parties and related legal proceedings.  Such third party claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources and could materially and adversely affect the Company’s business, financial condition and funds available for potential distribution to stockholders.

Certain Risks.  For a discussion of certain of the risks relating to the Company, investment in its common stock and its dissolution and liquidation, see the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2002, as filed with the Commission on May 15, 2002 and the Company’s annual report on Form 10-K for the year ended December 31, 2001, as filed with the Commission on March 15, 2002.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearMe
(Registrant)

Date: February 27, 2003	By:	/s/ Stephen D. Mayer
Stephen D. Mayer
Chief Executive Officer